Exhibit 99.4

CHENGDU AIXINTANG PHARMACY CO., LTD AND AFFILIATES

COMBINED BALANCE SHEETS

	June 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$80,148	$80,319
Accounts receivable, net	23,968	20,849
Advance to suppliers	5,238	2,318
Other receivables and prepaid expense	90,722	76,408
Inventory, net	113,541	109,808
Total current assets	313,617	289,702
NON-CURRENT ASSETS
Property and equipment, net	5,224	7,930
Operating lease right-of-use assets	436,923	270,432
Total non-current assets	442,147	278,362
TOTAL ASSETS	$755,764	$568,064

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$79,013	$68,587
Accrued liabilities and other payables	53,491	54,270
Due to related parties	1,452,597	1,161,699
Taxes payable	-	246
Operating lease liabilities - current	154,631	104,234
Total current liabilities	1,739,732	1,389,036
NON-CURRENT LIABILITIES
Operating lease liabilities - non-current	282,292	166,198
Total non-current liabilities	282,292	166,198
TOTAL LIABILITIES	2,022,024	1,555,234
STOCKHOLDERS’ DEFICIT
Paid-in capital	249,399	249,399
Accumulated deficit	(1,460,696)	(1,192,623)
Accumulated other comprehensive loss	(54,963)	(43,946)
Total stockholders’ deficit	(1,266,260)	(987,170)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$755,764	$568,064

CHENGDU AIXINTANG PHARMACY CO., LTD AND AFFILIATES

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the Three Months Ended June 30,		For The Six Months Ended June 30,
	2021	2020	2021	2020
Revenue, net	$158,297	$299,403	$303,000	$959,191
Cost of revenue	112,002	226,589	215,307	818,089
Gross profit	46,295	72,814	87,693	141,102

Operating expense
Selling expenses	140,965	121,538	283,382	206,637
General and administrative expenses	31,555	18,645	75,224	38,677
Total operating expenses	172,520	140,183	358,606	245,314

Loss from operations	(126,225)	(67,369)	(270,913)	(104,212)

Other income (expenses)
Other income	1,620	1,772	2,785	3,872
Interest income	36	27	86	41
Other expenses	(32)	4,654	(32)	(2,069)
Interest expense	1	-	1	(9)
Total other income, net	1,625	6,453	2,840	1,835

Loss before income tax	(124,600)	(60,916)	(268,073)	(102,377)
Income tax	-	-	-	28
Net loss	(124,600)	(60,916)	(268,073)	(102,405)

Other comprehensive items
Foreign currency translation income (loss)	(16,592)	(62,999)	(11,017)	9,369
Comprehensive loss	$(141,192)	$(123,915)	$(279,090)	$(93,036)

CHENGDU AIXINTANG PHARMACY CO., LTD AND AFFILIATES

COMBINED STATEMENTS OF CHANGES IN EQUITY

(UNAUDITED)

			Accumulated
		Accumulated	Other Comprehensive
	Paid in capital	Deficit	Loss	Total
Balance at December 31, 2020	$249,399	$(1,192,623)	$(43,946)	$(987,170)
Net loss	-	(143,473)	-	(143,473)
Foreign currency translation	-	-	5,575	5,575
Balance at March 31, 2021	249,399	(1,336,096)	(38,371)	(1,125,068)
Net loss	-	(124,600)	-	(124,600)
Foreign currency translation	-	-	(16,592)	(16,592)
Balance at June 30, 2021	$249,399	$(1,460,696)	$(54,963)	$(1,266,260)

			Accumulated
		Accumulated	Other Comprehensive
	Paid in capital	Deficit	Income	Total
Balance at December 31, 2019	$189,760	$(975,650)	$18,408	$(767,482)
Net loss	-	(41,489)	-	(41,489)
Foreign currency translation	-	-	72,368	72,368
Balance at March 31, 2020	189,760	(1,017,139)	90,776	(736,603)
Net loss	-	(60,916)	-	(60,916)
Acquisition of affiliate company	59,639	(31,556)	-	28,083
Foreign currency translation	-	-	(62,999)	(62,999)
Balance at June 30, 2020	$249,399	$(1,109,611)	$27,777	$(832,435)

CHENGDU AIXINTANG PHARMACY CO., LTD AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For The Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(268,073)	$(102,405)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,785	978
Changes in assets and liabilities:
Accounts receivable	(2,891)	(2,837)
Advance to suppliers	(2,890)	(761,251)
Other receivables	(5,663)	(37,094)
Inventory	(2,563)	(16,823)
Prepaid expenses and other current assets	(7,813)	23,924
Accounts payable	9,680	696,468
Accrued expenses and other current liabilities	(1,350)	121,229
Taxes Payable	(248)	-
Net cash used in operating activities	(279,026)	(77,811)

Cash flows from investing activities
Purchase of equipment	-	(961)
Acquisition of affiliate equity interest, net of cash acquired	-	6,635
Net cash provided by investing activities	-	5,674

Cash flows from financing activities
Net proceeds from related parties	278,007	106,065
Net cash provided by financing activities	278,007	106,065

Effect of exchange rate changes on cash and cash equivalents	848	(470)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(171)	33,458

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	80,319	21,371

CASH AND CASH EQUIVALENTS, END OF PERIOD	$80,148	$54,829

Supplemental cash flow data:
Income tax paid	$-	$-
Interest paid	$-	$-

CHENGDU AIXINTANG PHARMACY CO., LTD AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Chengdu Aixintang Pharmacy Co., Ltd and its branches and affiliates, totaled nine pharmacies (the “Company” or “Aixintang Pharmacies”), were legally registered and have been validly existing in Chengdu, Mianyang and other cities of Sichuan Province in the PRC since 2016. Each of the pharmacies engages in the retail sale of pharmaceuticals; sales of pre-packaged food and bulk food, health food, dairy products, cosmetics, electronic products, disinfecting supplies, class-I, and class-II medical equipment and the staff at each pharmacy consults with customers regarding common nutrition and health issues, though they are not licensed to make a diagnosis and when appropriate refer customers to a physician.

On June 2, 2021, HK Aixin International Group Co., Limited (“HK Aixin”), a wholly owned subsidiary of Aixin Life International, Inc. (“Aixin Life”), entered into an Equity Transfer Agreement (the “Transfer Agreement”) with Quanzhong Lin, Ting Li, and Xiao Ling Li, the three shareholders of Aixintang Pharmacies. Mr. Quanzhong Lin, who is also the major shareholder, Chairman and President of Aixin Life, owns in excess of 95% of the outstanding equity of Aixintang Pharmacies. The remaining equity interest is owned by Ting Li and Xiao Ling Li. Under the terms of the Transfer Agreement, HK Aixin agreed to purchase all of the outstanding equity of Aixintang Pharmacies for an aggregate purchase price of RMB 34,635,845 or US$5,308,257 based on an exchange rate of RMB/ US$ 6.5249 yuan per dollar on December 31, 2020. The purchase price will be reduced by an amount equal to any amounts paid or distributed by any of the Aixintang Pharmacies to Mr. Quanzhong Lin, Ting Li, or Xiao Ling Li after December 31, 2020 and increased by an amount equal to any amounts they contributed to any of the Aixintang Pharmacies after such date.

As of June 30, 2021, the governmental procedures to complete the equity transfer of Aixintang Pharmacies were not yet completed (see Note 12).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined financial statements are prepared in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”). The functional currency of the Company is Chinese Renminbi (“RMB”). The accompanying financial statements are translated from RMB and presented in U.S. dollars (“USD”).

Covid – 19

On March 11, 2020, the World Health Organization announced that infections caused by the corona virus disease of 2019 (“COVID-19”) had become pandemic. The Government of China has adopted various regulations and orders, including mandatory quarantines, limits on the number of people that may gather in one location, closing non-essential businesses and travel bans to limit the spread of the disease. Many of these measures have been relaxed due to the decrease in the prevalence of Covid-19 in China. To date, the ongoing operations of the Company have not been materially adversely affected by the measures taken to limit the spread of the disease in China.

Financial impacts related to COVID-19, including the Company’s actions and costs incurred in response to the pandemic, were not material to the Company’s financial position, results of operations or cash flows for the three and six months ended June 30, 2021. The Company has implemented procedures to promote employee and customer safety. These measures will not significantly increase its operating costs.

While the Company continues to operate substantially in the normal course, it cannot forecast with any certainty whether and to what degree the disruptions caused by the COVID-19 pandemic will increase, or the extent to which the disruption may materially impact its financial position, results of operations, and cash flows in fiscal 2021.

Basis of Combination

The combined financial statements include the accounts of Chengdu Aixintang Pharmacy Co., Ltd and its affiliates, including Chengdu Beibang Pharmacy, Co., Ltd., Chengdu Xindu District Cundetang Pharmacy Co., Ltd., Chengdu Aixintang Liucheng Pharmacy Co., Ltd., Chengdu Wenjiang Aixinhui Pharmacy Co., Ltd., and Qionglai Weide Pharmacy. These companies are under common control and ownership. All significant intercompany accounts and transactions are eliminated.

Use of Estimates

In preparing combined financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the combined financial statements, as well as the reported amounts of revenues and expenses during the reporting period.

Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Accounts Receivable

Accounts receivable mainly consist of amounts due from the Social Security Bureau and Health Care Administration governed by local government. The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of June 30, 2021 and December 31, 2020, there was no bad debt allowance.

Inventory

Inventories are valued at the lower of cost or net realizable value using the weighted average cost method. Physical inventory counts are taken on a regular basis in each retail store. Management compares the cost of inventories with the net realizable value and an allowance is made for writing down inventories to market value, if lower. The Company recorded no inventory impairment for the three and six months ended June 30, 2021 and 2020.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and impairment losses, if any. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with 5% salvage value and estimated lives as follows:

Furniture and Equipment	2~5 years

Impairment of Long-Lived Assets

Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, but at least annually.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of June 30, 2021 and December 31, 2020, there were no significant impairments of its long-lived assets.

Income Taxes

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows Accounting Standards Codification (“ASC”) Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statement of income.

At June 30, 2021 and December 31, 2020, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

Revenue Recognition

In accordance with ASC 606, revenue is recognized upon the transfer of control of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Revenue from sale of goods under Topic 606 is recognized in a manner that reasonably reflects the delivery of the Company’s products and services to customers in return for expected consideration and includes the following elements:

●	executed contract(s) with customers that the Company believes is legally enforceable;

●	identification of performance obligation in the respective contract;

●	determination of the transaction price for each performance obligation in the respective contract;

●	allocation of the transaction price to each performance obligation; and

●	recognition of revenue only when the Company satisfies each performance obligation.

The Company’s retail drugstores recognize revenue at the time the customer takes possession of the merchandise. For pharmacy sales, each prescription claim is its own arrangement with the customer and is a performance obligation.

The Company generally receives payments from customers as it satisfies its performance obligations. The Company records a receivable when it has an unconditional right to receive payment and only the passage of time is required before payment is due.

Sales revenue represents the invoiced value of goods, net of value-added taxes (“VAT”). All of the Company’s products sold in China are subject to the PRC VAT of 0% as the Company qualifies for small businesses. The VAT may be offset by VAT paid by the Company on inventories and products purchased in China. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Cost of Revenue

Cost of revenue consists primarily of the cost of products sold during the reporting period. Reserve for inventory allowance due to lower of cost or market is also recorded in cost of goods sold.

Concentration of Credit Risk

The operations of the Company are in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, and by the general state of the PRC economy.

The Company has cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Cash in state-owned banks is covered by insurance up to RMB 500,000 ($72,500) per bank. The Company has not experienced any losses in such accounts and believes they are not exposed to any risks on its cash in these bank accounts.

Leases

ASC Topic 842, “Leases,” requires recognition of leases on the combined balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. The Company’s future minimum based payments used to determine the Company’s lease liabilities mainly include minimum based rent payments. As most of the Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur.

Statement of Cash Flows

In accordance with ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based on the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the combined statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Fair Value of Financial Instruments

The carrying amounts of certain of the Company’s financial instruments, including cash and equivalents, accrued liabilities and accounts payable, approximate their fair value due to their short maturities. FASB ASC Topic 825, “Financial Instruments,” requires disclosure of the fair value of financial instruments held by the Company. The carrying amounts reported in the balance sheets for current liabilities each qualify as financial instruments and are a reasonable estimate of their fair value because of the short period of time between the origination of such instruments and their expected realization and the current market rate of interest.

Fair Value Measurements and Disclosures

ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of June 30, 2021 and December 31, 2020, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The functional currency of the Company is RMB. For financial reporting purposes, RMB is translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses FASB ASC Topic 220, “Comprehensive Income”. Comprehensive loss is comprised of net loss and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income (loss) for the three and six months ended June 30, 2021 and 2020 consisted of net income (loss) and foreign currency translation adjustments.

Earnings per Share

The Company is a limited Company (“LC”) formed under the laws of the PRC. Like limited liability company in the US, limited company in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed. Accordingly, earnings per share data is not presented.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute a single reportable segment in accordance with ASC 280. The Company operates exclusively in one business and industry segment: retail pharmacy.

New Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. The Company continues to evaluate the impact of the guidance and may apply the elections as applicable as changes in the market occur.

3. OTHER RECEIVABLES AND PREPAID EXPENSES

The Company had other receivables and prepaid expenses of $90,722 and $76,408 as of June 30, 2021 and December 31, 2020, respectively. Prepaid expenses primarily consist of rent and other services to be expensed over the contracted period.

4. INVENTORY

Inventory consisted of the following at June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
Drugs, pharmaceutical and nutritional products	$113,541	$109,808

5. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
Furniture and office equipment	$14,450	$14,298
Less: Accumulated depreciation	(9,226)	(6,368)
Property and equipment, net	$5,224	$7,930

Depreciation expense for the three months ended June 30, 2021 and 2020 was $1,395 and $891, respectively. Depreciation expense for the six months ended June 30, 2021 and 2020 was $2,785 and $978, respectively.

6. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
Accrued payroll	$50,065	$17,780
Other payables	3,426	36,490
Total	$53,491	$54,270

7. LEASE

The Company leases its retail pharmacy stores under operating lease arrangements, typically with initial terms of 2 to 5 years.

Balance sheet information related to the Company’s leases is presented below:

	June 30, 2021	December 31, 2020
Operating Leases
Operating lease right-of-use assets	$436,923	$270,432

Operating lease liabilities - current	$154,631	$104,234
Operating lease liabilities – non-current	282,292	166,198
Total operating lease liabilities	$436,923	$270,432

The following provides details of the Company’s lease expenses:

	Three Months Ended June 30,
	2021	2020
Operating lease expenses	$31,283	$36,355

	Six Months Ended June 30,
	2021	2020
Operating lease expenses	$74,764	$73,613

Other information related to leases is presented below:

	Six Months Ended June 30,
	2021	2020
Cash Paid For Amounts Included In Measurement of Liabilities:
Operating cash flows from operating leases	$74,764	$73,613

Weighted Average Remaining Lease Term:
Operating leases	3.00 years	2.81 years

Weighted Average Discount Rate:
Operating leases	4.75%	4.75%

Maturities of lease liabilities were as follows:

For the year ending December 31,
2021 (excluding the six months ended June 30, 2021)	$85,475
2022	174,271
2023	150,072
2024	36,015
2025	14,762
Thereafter	6,275
Total lease payments	466,870
Less: imputed interest	(29,947)
Total lease liabilities	436,923
Less: current portion	(154,631)
Lease liabilities – non-current portion	$282,292

8. RELATED PARTY TRANSACTIONS

Due to related parties are unsecured, bear no interest and payable upon demand.

Due to related parties

	June 30, 2021	December 31, 2020
Quanzhong Lin	$1,441,753	$1,109,376
Branch manager	-	28,602
Chengdu Aixin Zhonghong Biological Technology Co., Ltd. (“Aixin Zhonghong”)	-	12,991
Chengdu Aixin E-Commence Co., Ltd.	9,417	9,318
Chengdu Aixin International Travel Service Co., Ltd.	1,427	1,412
Total	$1,452,597	$1,161,699

Mr. Quanzhong Lin is the major shareholder and Chairman of Aixintang Pharmacies. All of the related party entities are controlled by Mr. Quanzhong Lin. The advances are for working capital purpose, payable on demand and bear no interest.

The balances due to one branch manager were for working capital purpose, payable on demand and bear no interest.

9. INCOME TAXES

The Company is governed by the Income Tax Laws of the PRC and various local tax laws. Effective January 1, 2008, China adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises).

The following table reconciles the PRC statutory rates to the Company’s effective tax rate for three months ended June 30, 2021 and 2020:

	Three Months Ended June 30,
	2021	2020
Income tax (benefit) at PRC statutory rate	(25.0)%	(25.0)%
Change in deferred tax asset valuation allowance	25.0%	25.0%
Other	-%	-%
Effective combined tax rate	-%	-%

The following table reconciles the PRC statutory rates to the Company’s effective tax rate for six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,
	2021	2020
Income tax (benefit) at PRC statutory rate	(25.0)%	(25.0)%
Change in deferred tax asset valuation allowance	25.0%	25.0%
Other	-%	0.03%
Effective combined tax rate	-%	0.03%

For the three and six months ended June 30, 2021 and 2020, the change in valuation allowance is mainly from the tax benefit on net operating loss carry forward for PRC operations.

10. STATUTORY RESERVES

Pursuant to the PRC corporate law, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. During the three and six months ended June 30, 2021 and 2020, the Company made $0 to its statutory reserve fund due to its accumulated deficit.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

Common welfare fund is a voluntary fund to which the Company can elect to transfer 5% to 10% of its net income, as determined under PRC accounting rules and regulations. The Company did not make any contribution to this fund during the three and six months ended June 30, 2021 and 2020.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

11. OPERATING CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation to affect the remittance.

The Company is, from time to time, involved in litigation incidental to the conduct of its business regarding merchandise sold, employment matters, and litigation regarding intellectual property rights.

The Company believes that current pending litigation will not have a material adverse effect on its financial position, results of operations or cash flows.

12. SUBSEQUENT EVENT

In August and September, 2021, management completed the required governmental procedures and obtained the documents necessary to consider the equity transfer of Aixintang Pharmacies completed (see Note 1).

Management has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of June 30, 2021 have been incorporated into these financial statements and there are no other subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”